EXHIBIT 10.42

Assumption of Guarantee for Payment of
Consideration for the Transfer of Ownership Interest

On March 04, 2005 Apron, s.r.o., Id. no.: 47913304, seated at Sobolákova 309, 148 00 Praha 4, Kunratice, (hereafter “Apron”), as the Purchaser, and AESP, Inc., seated at 1810 N.E. 144th Street, North Miami, FL 33181, U.S.A., (hereafter “AESP”), as the Transferor, entered into a Contract on Transfer of Ownership Interest in INTELEK spol. s r.o., seated at Vlárská 953/22, 627 00 Brno, the Czech Republic, registered with the Commercial Register kept by the Regional Court in Brno, Section C, Insert no. 12338, Id. no.: 49446118 (hereafter the “Company“), on the basis of which AESP has transferred to Apron 100% ownership interest in the Company (hereafter the “Contract on Transfer of Ownership Interest “).

With regard to the above-mentioned, AESP and Ing. Ivo Kravá…ek, birth no. 610920/1461, resident at Brno, Dominikánské nám. 8, post code: 602 00, (hereafter “Ing. Kravá…ek”) have agreed that Ing. Kravá…ek shall pay to AESP the Consideration for the transfer of the ownership interest in the Company in the amount of USD 540.000,- (slovy: five hundred forty thousand US dollars), in the manner and terms stipulated in Sect. 3 of the Contract on Transfer of Ownership Interest, by January 01, 2008 at the latest, should Apron fail to do so as the Purchaser.

With regard to the above-mentioned, I, Ing. Ivo Kravá…ek, hereby expressly declare to AESP that I shall pay to AESP the Consideration for the transfer of the ownership interest in the Company in the amount of USD 540,000 (in words: five hundred forty thousand US dollars), in the manner and terms stipulated in Sect. 3 of the Contract on Transfer of Ownership Interest, by January 01, 2008 at the latest, should Apron fail to do so as the Purchaser.

     According to an agreement between AESP and Ing. Kravá…ek, this Declaration of guarantee shall expire and become ineffective if the Contract on Transfer of Ownership Interest dated March 04, 2005 is discharged for reasons stipulated in Sect. 3 Para. 3 or Para. 4 thereof.

The participants to this Declaration confirm that they are familiar with the contents of the Contract on Transfer of Ownership Interest.

Signed in Prague on March 4, 2005

/s/ Ivo Kravacek

Ivo Kravacek

/s/ Slav Stein

AESP, Inc.
Slav Stein